Minutes of the Meeting of Shareholders of the State Street Navigator Securities Lending Trust
Held on July 17, 2001

A meeting of the shareholders of State Street
Navigator Lending Prime Portfolio (the Prime
Portfolio), a series of the State Street Navigator
Securities Lending Trust, a Massachusetts business trust (the Trust), was held on July 17, 2001, at 2:00 pm, at the offices of State Street Bank and Trust
Company (State Street), Two International Place,
31st Floor, Boston, Massachusetts 02110.

Present at the meeting were Edward OBrien, President of the Trust; Cinzia Liambo, Vice President of the
Trust Julie Tedesco, Assistant Secretary of the Trust;
and David James of State Street.

Mr. OBrien acted as chairman of the meeting and Ms.
Tedesco served as Secretary.

Mr. OBrien called the meeting to order. Mr. OBrien stated that the Trusts shareholders were being asked to consider: (i) the approval of an amendment to the Trusts investment advisory agreement to increase the investment advisory fees payable by the Prime Portfolio to SSgA Funds Management, Inc., (SSgA); (ii) the election of an additional trustee; (iii) ratifying the selection of PricewaterhouseCoopers LLP as the independent public accountants of the Trust for its fiscal year ending December 31, 2001; and (iv) the approval of a change in the Prime Portfolios investment limitation concerning industry concentration. Mr.
OBrien explained that these proposals were explained in detail in the Trusts proxy statement that was mailed to the Trusts shareholders on June 14, 2001.

Mr. OBrien asked Mr. James to act as the Inspector of Election. Mr. James then reported that the Board of Trustees fixed the close of business on May 24, 2001 as the record date for the purpose of the meeting. He stated that the following documents would be filed with the records of the Trust: (i) a list of the Trusts shareholders as of the record date; (ii) copies of the notice; (iii) the proxy statement; (iv) proxy cards in the form mailed to shareholders; and (v) an affidavit of Amy Moore of ADP Investor Communication Group certifying the mailing of such proxy materials to all shareholders.

Next, Mr. OBrien asked Mr. James to report on the number of shares entitled to vote as of the record date as well as the number of shares present at the meeting. Mr. James reported that the total number of shares entitled to vote as of the record date was 21,326,850,818.00 and that the count of shares present at the meeting in person or by proxy was 14,640,883,048.00, which represented 68.64% of the
Trusts outstanding shares entitled to vote.  Mr.
James noted that this represented a majority of the outstanding shares entitled to vote.

Mr. OBrien then declared that a quorum of the Trusts shares were present.



Approval of an Amendment to the Trusts Investment
Advisory
Agreement to Increase the Investment Advisory Fees
Payable by the Prime Portfolio

Mr. OBrien stated that the shareholders of the Prime
Portfolio were being asked to approve an amendment
(the Amendment) to the Trusts investment advisory agreement which, if approved, would increase advisory fees payable by the Prime Portfolio to SSgA, effective
July 1, 2001. There being no request for discussion, Mr. OBrien asked for a motion to approve the Amendment. The following motion was duly made by Ms.
Tedesco and seconded by Ms. Liambo:

Resolved:	That the Amendment to the Trusts
investment advisory agreement to
increase the investment advisory fees
payable by the Prime Portfolio to SSgA
be, and hereby is, approved and adopted
in all respects.

Mr. OBrien asked Mr. James to report, with respect to Proposal 1, the results of the voting. Mr. James reported that with respect to Proposal 1 the shares presented and entitled to vote at the meeting were voted as follows:


Number of Shares
Voted
% of Shares
Voted

FOR:
5,387,222,654.00
36.79%
AGAINST:
9,233,474,751.00
63.06%
ABSTAIN:
20,185,643.00
0.13%


Mr. James noted that the number of shares voting for Proposal 1 represented the approval of less than 67% of the shares present and voting at the meeting.

Mr. OBrien then declared Proposal 1 to be rejected by the Trusts shareholders.

Election of a Trustee

Mr. OBrien stated that the next order of business was the election of an additional Trustee. Mr. OBrien stated that the nominee for election as Trustee is Ralph Vitale. Mr. OBrien asked for a motion to elect Ralph Vitale as Trustee.
Such motion was duly made by Ms. Tedesco and seconded by Ms. Liambo.

Mr. OBrien asked Mr. James to report the percentage of shares voting. Mr. James reported that with respect to Proposal 2 the shares presented and entitled to vote at the meeting were voted as follows:




Number of Shares
Voted
% of Shares
Voted

FOR:
14,640,882,913.00
99.99%
AGAINST:
0.00
0.00%
ABSTAIN:
135.00
0.00%
Mr. James noted that the number of shares voting for Proposal 2 represented a plurality of the shares present and voting at the meeting. Mr. OBrien declared that Ralph Vitale was elected as Trustee of the Trust.

Ratification of the Selection of PricewaterhouseCoopers
LLP
as the Independent Public Accountants of the Trust for its Fiscal Year Ending December 31, 2001

Mr. OBrien stated that the next matter of business was the ratification of the selection of PricewaterhouseCoopers LLP as the independent public accountants of the Trust for the fiscal year ending December 31, 2001. Mr. OBrien asked for a motion to ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants of the Trust. The following motion was duly made by Ms. Tedesco and seconded by Ms. Liambo:

Resolved:	That the selection of
PricewaterhouseCoopers LLP by the
Trusts board of trustees as the
independent accountants of the Trust for its fiscal year ending December 31, 2001, be, and hereby is, ratified, affirmed and approved.

Mr. OBrien asked Mr. James to report, with respect to Proposal 3, the percentage of shares voting. Mr. James reported that with respect to Proposal 3 the shares presented and entitled to vote at the meeting were voted as follows:


Number of Shares
Voted
% of Shares
Voted

FOR:
14,640,883,048.00
100.00%
AGAINST:
0.00
0.00%
ABSTAIN:
0.00
0.00%

Mr. James noted that the number of shares voting for Proposal 3 represented the approval of more than a majority of the shares present and voting at the meeting. Mr. OBrien declared that the selection of PricewaterhouseCoopers LLP as the Trusts independent accountants for its fiscal year ending December 31, 2001 is hereby ratified, affirmed and approved.


Approval of a Change in the Prime Portfolios Investment
Policy Concerning Industry Concentration

Mr. OBrien stated that the final matter of business was the approval of a change in the Prime Portfolios investment policy concerning industry concentration. Mr. OBrien asked for a motion to approve the proposed investment policy concerning industry concentration for the Prime Portfolio. The following motion was duly made by Ms. Tedesco and seconded by Ms.
Liambo:

Resolved:	That the change in the Prime Portfolios
investment policy concerning industry
classification, as presented in the proxy statement, be, and hereby is, approved and adopted.

Mr. OBrien asked Mr. James to report, with respect to Proposal
4, the percentage of shares voting. Mr. James reported that with respect to Proposal 4 the shares presented and entitled to vote at the meeting were voted as follows:


Number of Shares
Voted
% of Shares
Voted

FOR:
13,074,106,344.00
89.29%
AGAINST:
1,566,776,637.00
10.70%
ABSTAIN:
67.00
0.00%

Mr. James noted that the number of shares voting for Proposal 4 represented the approval of more than a majority of the shares present and voting at the meeting. Mr. OBrien declared that the Prime Portfolios proposed investment limitation concerning industry concentration, as presented in the proxy statement, is approved.

Conclusion


There begin no further business to be brought before the meeting, Mr. OBrien asked for a motion to adjourn the meeting. Such a motion as duly made by Ms. Tedesco and seconded by Ms. Liambo. Mr. OBrien declared that the meeting was adjourned.


/s/Julie Tedesco
Julie Tedesco
Assistant Secretary